UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2009

Bellmore Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-156062	26-3033276
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1806 Bellmore Street
Oakhurst, NJ 07755
 (Address of principal executive offices)

(732) 876-1559
(Telephone number, including area code)

Copies to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Rt. 9 South
Manalapan, NJ, 07726
Tel.: (732) 409-1212
Fax.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2009, Mark Gruberg and Bernard Gruberg, the majority shareholders (the “Majority Shareholders”) of Bellmore Corporation (the “Company”), entered into a stock purchase agreement (the “Agreement”) with Walter Kostiuk (“Kostiuk”).  Pursuant to the Agreement, the Majority Shareholders will transfer to Kostiuk two million shares of the Company’s common stock, representing approximately 84.39% of the total issued and outstanding common stock of the Company, in exchange for the purchase price of two hundred and seventy five thousand dollars ($275,000).  The closing date is to be held on or before January 14, 2010, or such other date as provided for in the Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

      10.1    Stock Purchase Agreement dated December 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2009	BELLMORE CORPORATION

	By:	/s/ Mark Gruberg
Mark Gruberg Chief Executive Officer